SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

                     ___________________



     Date of Report (Date of earliest event reported) October 10, 2000
                         BICO, INC.
      (Exact name of registrant as specified in its charter)


Pennsylvania                     0-10822                    25-1229323
(State of other jurisdiction  (Commission File Number)      (IRS Employer
of incorporation)                                       Identification No.)


       2275 Swallow Hill Road, Bldg. 2500, Pittsburgh, Pennsylvania 15220
        (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code (412) 429-0673




         _________________________________________________________
                    (Former name or former address,
                      if changes since last report.)









Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          BICO, Inc. announced today that effective
          Wednesday, October 11, 2000 the symbol used to identify the Company on the electronic bulletin board, where the Company's common stock is traded, will change from "BICO" to "BIKO." The symbol change is a mandatory requirement of the Nasdaq Stock Market as a result of a recent Company name change from Biocontrol Technology, Inc. to BICO, Inc.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not Applicable.
          (b)  Pro Forma Financial Information - Not Applicable.
          (c)  Exhibits - Press Release.

                              SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BICO, INC.

                                   by  /s/   Fred E. Cooper
                                             Fred E. Cooper, CEO
DATED:  October 10, 2000





        BICO, INC. WILL CHANGE STOCK SYMBOL TO "BIKO"


     Pittsburgh, PA - October 10, 2000 - BICO, Incorporated (OTCBB:BIKO) announced today that effective Wednesday, October 11, 2000 the symbol used to identify the Company on the electronic bulletin board (OTCBB), where the Company's common stock is traded, will change from "BICO" to "BIKO."
     The symbol change is a mandatory requirement of the Nasdaq Stock Market as a result of a recent Company name change from Biocontrol Technology, Inc. to BICO, Inc. That change required a new BICO CUSIP number (a unique identification number assigned to company stock certificates), which in turn then required a change in the Company's stock symbol.
     BICO, Inc. has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products.

FOR FURTHER INFORMATION, CONTACT:
Investors                                  Media
Diane McQuaide                             Susan Taylor
1.412.429.0673 phone                       1.412.429.0673 phone
1.412.279.9690 fax                         1.412.279.5041 fax

INVESTOR RELATIONS NEWSLINE NUMBER:  1.800.357.6204
                   WEBSITE:  www.bico.com